                 AMENDMENT NO. 1 TO SERIES B STOCK PURCHASE AGREEMENT



         This Amendment, made as of the 10th day of September, 1994, by and among Apollon, Inc., a Pennsylvania corporation (the "Company"), and the Investors listed in Exhibit A hereto (the "Investors");

         WHEREAS, the Company and the Investors wish to amend the Stock Purchase Agreement, dated as of November 15, 1993, by and among the Company and the Investors listed in Exhibit 1.1 thereto (the "Agreement") as hereinafter provided;
         NOW, THEREFORE, in consideration of the mutual covenants of the Company and the Investors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

         1. Section 8.10 of the Agreement is hereby amended to read as follows:

              "8.10 "Series A Agreement" means the Stock Purchase Agreement, dated as of June 25, 1992, by and among the Company and the Investors listed on Exhibit 1(a) thereto, as amended from time to time."

         2. The following definitions are hereby added to the Agreement as Sections 8.17 and 8.18:

              "8.17 "Centocor Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of September 10, 1994, between the Company and Centocor, Inc., as amended from time to time;

              8.18 "Centocor Shares" means the Shares as defined in the Centocor Stock Purchase Agreement."


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         3.   The following Section is hereby added to the Agreement as Section
9.19:

              "9.19 Issuance of Series B Convertible Preferred Stock to Centocor. The term "Shares" as used in Sections 6.12, 6.13, 6.20, 7.9,
    9.14 and 9.16 of this Agreement shall include the shares of Series B Convertible Preferred Stock issued under the Centocor Stock Purchase Agreement. The term "Securities" as used in Sections 7 and 9.16 of this Agreement shall include the Centocor Shares. The term "Registerable Common Stock" as used in Section 7 of this Agreement shall include any Common Stock issuable upon conversion of the Centocor Shares."

         IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 to Series B Stock Purchase Agreement all as of the day and year first above written.

                                  APOLLON, INC.


                                  By: /s/ Vincent R. Zurawski, Jr.
                                      ------------------------------
                                      Vincent R. Zurawski, Jr.
                                      President


                                  INVESTORS


                                  DSV PARTNERS IV

                                  By: DSV MANAGEMENT

                                      By: /s/ Morton Collins
                                          ----------------------
                                          Morton Collins,
                                          General Partner

                                  Address:  221 Nassau Street
                                            Princeton, NJ 08542

                                  Fax: (609) 683-0174


                                  CENTOCOR DELAWARE, INC.

                                  By: /s/ David P. Holveck
                                      ----------------------------
                                      Name: David P. Holveck
                                      Title: President

                                  Address:  1105 N. Market Street
                                            Suite 1300
                                            P.O. Box 8985
                                            Wilmington, DE 19899-8985

                                  Fax: c/o Centocor, Inc.
                                       (215) 651-6331


                                  TECHNOLOGY LEADERS, L.P.

                                  By:  TECHNOLOGY LEADERS MANAGEMENT, L.P.

                                      By: /s/ Chris Moller
                                          ----------------------
                                          Name:
                                          Title: Vice President

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                                  Address:  800 The Safeguard
                                              Building
                                            435 Devon Park Drive
                                            Wayne, PA 19087

                                  Fax: (215) 293-0601


                                  TECHNOLOGY LEADERS OFFSHORE,
                                  C.V.

                                  By:  TECHNOLOGY LEADERS
                                       MANAGEMENT, L.P.

                                      By: /s/ Chris Moller
                                          ----------------------
                                          Name:
                                          Title: Vice President

                                  Address:  800 The Safeguard
                                              Building
                                            435 Devon Park Drive
                                            Wayne, PA 19087

                                  Fax: (215) 293-0601

                                      EXHIBIT A



NAME
----


DSV Partners IV, L.P.
  221 Nassau Street
  Princeton, NJ 08542

Centocor Delaware, Inc.
  1105 N. Market Street
  Suite 1300
  P.O. Box 8985
  Wilmington, DE 19899-8985

Technology Leaders, L.P.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087

Technology Leaders Offshore, C.V.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087